SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2013

FORCE MINERALS CORPORATION

(Exact name of Company as specified in its charter)

Nevada	000-52494	98-0462664
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1400 16th Street, 16 Market, Suite 400, Denver, CO 80202
(Address of principal executive offices)
Phone: (720) 470-1414
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

Certificate of Designation of Series A Preferred Stock

On October 28, 2013, the Board of Directors of Force Minerals Corporation, a Nevada Corporation (the “Company”) with the approval of a majority vote of its shareholders, designated four million (4,000,000) shares of the ten million (10,000,000) authorized preferred stock of our company as “Series A Preferred Stock” by filing a Certificate of Designation with the Secretary of State of the State of Nevada. The Series A Preferred Stock has 100 votes per share and is convertible into shares of our common stock. The Holders of the Series A Preferred Stock, may not convert and hold more than 9.9% of the common stock outstanding at any one time.

For the full text of the Certificate of Designation, please see Exhibits 3.1, to this current report on Form 8-K.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 3.03 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

Exhibit 3.1

Certificate of Designation of Series A Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Minerals Corporation

Date: November 1, 2013

By: /s/ Tim Deherrera

Tim Deherrera

President & CEO